                                                                    EXHIBIT 99.1


[QUANTA SERVICES LOGO]                                             PRESS RELEASE

03-08
FOR IMMEDIATE RELEASE

Contacts:  James Haddox, CFO                    Ken Dennard / kdennard@drg-e.com
           Reba Reid                            Lisa Elliott / lisae@drg-e.com
           Quanta Services, Inc.                DRG&E / 713-529-6600
           713-629-7600

                 QUANTA SERVICES REPORTS SECOND QUARTER RESULTS
                         GAAP LOSS PER SHARE WAS $0.08
            NON-GAAP ADJUSTED EARNINGS WERE $0.03 PER DILUTED SHARE

HOUSTON - AUGUST 6, 2003 - Quanta Services, Inc. (NYSE:PWR) today announced results for the three and six months ended June 30, 2003. Results for the second quarter of 2003 versus management's previous estimates are as follows:

    o Revenues were $408.3 million compared to previous estimates of $380 to $420 million

    o Non-GAAP adjusted diluted earnings per share were $0.03 compared to previous estimates of $0.03 to $0.05 per diluted share

    o Adjustments recorded in the second quarter consisted of allowances for certain accounts and notes receivable in the amount of $19.0 million, related primarily to notes receivable from one customer

    Revenues in the second quarter of 2003 were $408.3 million, compared to revenues of $432.5 million in the second quarter of 2002. For the second quarter of 2003, GAAP net loss attributable to common stock was $9.8 million, or a loss per share of $0.08, compared to GAAP net loss attributable to common stock of $177.4 million, or a loss per share of $2.26, in last year's second quarter.

    "We are encouraged by the stabilization of our telecommunication revenues and are poised for growth when capital expenditures and maintenance funds flow from our utility and telecommunications customers," said John Colson, chairman and chief executive officer of Quanta Services. "While our markets appear to have stabilized, we have less visibility on the second half of the year based on the delay of awards from bid activity during the second quarter."

    This year's second quarter results include allowances for certain accounts and notes receivable in the amount of $19.0 million, related primarily to notes receivable from one customer. For the three months ended June 30, 2003, non-GAAP net income attributable to common stock adjusted for these allowances was $3.1 million, or $0.03 per diluted share. For the three months ended June 30, 2002, non-GAAP adjusted net income attributable to common stock was $2.2 million, or $0.03 per diluted share. The 2002 second quarter results include the impact of an interim non-cash SFAS No. 142 impairment charge of approximately $166.6 million. In addition, during the second quarter of 2002, the company recognized $5.9 million in expenses associated with a proxy contest with Aquila, Inc. and $17.0 million related to allowances for balances primarily related to certain customers that declared bankruptcy during the quarter.

    A reconciliation of the second quarter 2003 and 2002 GAAP net income (loss) attributable to common stock to non-GAAP net income (loss) attributable to common stock has been provided in the attached table. We are providing these non- GAAP measures to enable investors to evaluate quarterly performance absent large, customer- specific allowances and other items, and to perform additional comparisons of operating results.

    Revenues for the first six months of 2003 were $775.4 million, compared to $881.7 million for the first six months of 2002. For the first six months of 2003, the company reported a GAAP net loss attributable to common stock of $12.6 million, or a loss per diluted share of $0.13, compared to a GAAP net loss attributable to common stock of $612.8 million, or a loss per diluted share of $7.82 in the first half of last year.

    In addition to the previously discussed charges recorded in last year's second quarter, GAAP results for the first six months of 2002 include the impact of a cumulative effect of change in accounting principle in the amount of $445.4 million, net of tax, related to the adoption of SFAS No. 142 and $4.6 million of expenses associated with the proxy contest with Aquila incurred during the first quarter of 2002.

OUTLOOK

    The following statements are based on current expectations. These statements are forward looking and actual results may differ materially. These statements do not include the potential impact of any business combinations, divestitures or financings that may be completed after the date of this press release.

    The company expects revenues for the third quarter of 2003 to be between $410 million and $430 million and diluted earning per share to be in the range of $0.04 to $0.07. For fiscal 2003, Quanta now expects revenues of $1.55 billion to $1.65 billion, non-GAAP earnings per share, adjusted for the allowances recorded in the second quarter, to range between $0.08 to $0.12, and GAAP earnings to range between $0.02 loss per share to $0.02 earnings per diluted share. Colson commented, "The current delays of bids and contract awards have led us to modify our earnings estimates for the remainder of the year."

    Quanta Services has scheduled a conference call for Wednesday, August 6, 2003, at 10:00 a.m. EDT. To participate in the call, dial (212) 329-1451 at least ten minutes before the call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company's website at www.quantaservices.com.

    To listen to the live call on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through August 13, 2003, and may be accessed by calling (303) 590-3000 using pass code 547655. For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email karen@drg-e.com .

    Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.


This press release contains various forward-looking statements and information, including management's expectations of revenues and earnings per share that are based on management's belief as well as assumptions made by and information currently available to management. Although Quanta's management believes that the expectations reflected in such forwardlooking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in electric utility and telecommunications outsourcing, the ability of Quanta to effectively integrate the operations of our companies, access to sufficient funding, compliance with financial covenants, dependence on fixed price contracts, cancellation provisions in contracts and departure of key personnel, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to Quanta's reports filed under the Securities Exchange Act of 1934.

                              - Tables to follow -

[QUANTA SERVICES LOGO]

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                            Three Months Ended June 30,              Six Months Ended June 30,
                                           -----------------------------           -----------------------------
                                              2003                2002                2003                2002
                                           ---------           ---------           ---------           ---------
Revenues                                   $ 408,302           $ 432,522           $ 775,431           $ 881,742
Cost of services                             354,784             384,362             684,156             757,895
                                           ---------           ---------           ---------           ---------
  Gross profit                                53,518              48,160              91,275             123,847
Selling, general & administrative
  Expenses                                    57,229              53,548              95,993              99,585
Non-cash stock compensation
  expense                                        878                  63               1,084                 126
Proxy costs                                       --               5,878                  --              10,498
Goodwill impairment                               --             166,580                  --             166,580
                                           ---------           ---------           ---------           ---------
  Loss from operations                        (4,589)           (177,909)             (5,802)           (152,942)
  Interest expense                            (8,138)             (8,035)            (16,102)            (15,889)
  Other income (expense), net                   (326)              1,183                (110)              1,618
                                           ---------           ---------           ---------           ---------
Loss before taxes                            (13,053)           (184,761)            (22,014)           (167,213)
  Benefit for taxes                           (3,218)             (7,564)             (7,336)               (282)
                                           ---------           ---------           ---------           ---------
Loss before cumulative effect of
  change in accounting principle              (9,835)           (177,197)            (14,678)           (166,931)
Cumulative effect of change in
  accounting principle, net of tax                --                  --                  --             445,422
                                           ---------           ---------           ---------           ---------
Net loss                                      (9,835)           (177,197)            (14,678)           (612,353)
Dividends on preferred stock, net of
  forfeitures                                     --                 232              (2,109)                464
                                           ---------           ---------           ---------           ---------
Net loss attributable to
  common stock                             $  (9,835)          $(177,429)          $ (12,569)          $(612,817)
                                           =========           =========           =========           =========
Basic and diluted loss
  per share before cumulative
  effect of change in accounting
  principle                                $   (0.08)          $   (2.26)          $   (0.13)          $   (2.13)
Cumulative effect of change in
  accounting principle, net of tax         $      --           $      --           $      --           $   (5.69)
                                           ---------           ---------           ---------           ---------
Basic and diluted loss per share           $   (0.08)          $   (2.26)          $   (0.13)          $   (7.82)
                                           =========           =========           =========           =========
  Shares used in computing
    earnings per share
      Basic                                  115,799              78,272             114,176              78,269
                                           =========           =========           =========           =========
      Diluted                                115,799              78,272             114,176              78,269
                                           =========           =========           =========           =========

[QUANTA SERVICES LOGO]

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                           June 30,                December 31,
                                                             2003                      2002
                                                          ----------                ----------
                        ASSETS                            (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                               $   86,115                $   27,901
  Accounts receivable, net                                   352,021                   367,057
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                         55,492                    54,749
  Inventories                                                 26,838                    25,646
  Prepaid expenses and other current assets                   30,064                    54,144
                                                          ----------                ----------
      Total current assets                                   550,530                   529,497
PROPERTY AND EQUIPMENT, net                                  350,707                   369,568
ACCOUNTS AND NOTES RECEIVABLE, net                            35,477                    50,900
OTHER ASSETS, net                                             28,495                    19,250
GOODWILL AND OTHER INTANGIBLES, net                          395,465                   395,597
                                                          ----------                ----------
      Total assets                                        $1,360,674                $1,364,812
                                                          ==========                ==========

             LIABILITIES AND STOCKHOLDERS'
                       EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt                    $    6,261                $    6,652
  Accounts payable and accrued expenses                      178,401                   189,080
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                         15,295                    16,409
                                                          ----------                ----------
      Total current liabilities                              199,957                   212,141
LONG-TERM DEBT, net of current maturities                    211,947                   213,167
CONVERTIBLE SUBORDINATED NOTES                               172,500                   172,500
DEFERRED INCOME TAXES AND OTHER
  NON-CURRENT LIABILITIES                                     97,450                    82,411
                                                          ----------                ----------
TOTAL LIABILITIES                                            681,854                   680,219
                                                          ----------                ----------
REDEEMABLE COMMON STOCK                                           --                    72,922
STOCKHOLDERS' EQUITY                                         678,820                   611,671
                                                          ----------                ----------
      Total liabilities and stockholders' equity          $1,360,674                $1,364,812
                                                          ==========                ==========

[QUANTA SERVICES LOGO]

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
                  Reconciliation of GAAP to Non-GAAP Earnings
                  (In thousands, except per share information)
                                  (Unaudited)

Presented below are reconciliations between certain GAAP and non- GAAP measures. The non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. Quanta is providing the non-GAAP information to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. However, Quanta believes certain non-GAAP measures provide meaningful insight into the company's ongoing economic performance and therefore uses the non-GAAP information internally to evaluate and manage Quanta's operations. Quanta has chosen to provide this supplemental non-GAAP information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of ongoing operations absent large, customer-specific allowances and other items.

                                                      THREE MONTHS ENDED JUNE 30, 2003
                                          --------------------------------------------------------
                                                                 NON-GAAP
                                             GAAP               ADJUSTMENTS               NON-GAAP
                                          ---------             -----------               --------
Income (loss) before taxes                $ (13,053)              $19,014(a)              $  5,961
Provision (benefit) for taxes                (3,218)                6,079                    2,861(b)
                                          ---------               -------                 --------
Net income (loss)                            (9,835)               12,935                    3,100
Dividends on preferred stock                     --                    --                       --
                                          ---------               -------                 --------
Net income (loss) attributable to
  common stock                            $  (9,835)              $12,935                 $  3,100
                                          =========               =======                 ========
Shares used in computing basic
  and diluted earnings per share            115,799                                        115,799
                                          =========                                       ========
Diluted earnings (loss) per share         $   (0.08)                                      $   0.03
                                          =========                                       ========

(a) Represents the charge for allowance on certain accounts and notes receivable related primarily to one customer.

(b) A 48.0% effective tax rate was assumed for the above presentation of net income before charges. This rate represents the estimated effective tax rate for 2003 had the above second quarter charges not been incurred.


                                                      THREE MONTHS ENDED JUNE 30, 2002
                                          --------------------------------------------------------
                                                                 NON-GAAP
                                             GAAP               ADJUSTMENTS               NON-GAAP
                                          ---------             -----------               --------

Income (loss) before taxes                $(184,761)              $189,441(a)              $ 4,680
Provision (benefit) for taxes                (7,564)                 9,810                   2,246(b)
                                          ---------               --------                 -------
Net income (loss)                          (177,197)               179,631                   2,434
Dividends on preferred stock                    232                     --                     232
                                          ---------               --------                 -------
Net income (loss) attributable to
  common stock                            $(177,429)              $179,631                 $ 2,202
                                          =========               ========                 =======
Shares used in computing basic
  and diluted earnings per share             78,272                                         78,272
                                          =========                                        =======
Diluted earnings (loss) per share         $   (2.26)                                       $  0.03
                                          =========                                        =======

(a) Includes a goodwill impairment charge of $166.6 million, charges of $5.9 million associated with a proxy contest with Aquila, Inc. and charges of $17.0 million related to allowances for balances primarily related to certain customers that declared bankruptcy during the quarter ended June 30, 2002.

(b) A 48.0% effective tax rate was assumed for the above presentation of net income before charges. This rate represents the estimated effective tax rate for 2002 had the above second quarter charges not been incurred.

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